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                                                                     EXHIBIT 5.1





                                  May 5, 1997



Spatializer Audio Laboratories, Inc.
20700 Ventura Boulevard, Suite 134
Woodland Hills, California  91634

         Re:     Spatializer Audio Laboratories, Inc.
                 1996 Incentive Plan
                 992,500 Shares of Common Stock, $.01 Par Value

Ladies and Gentlemen:

         We have acted as counsel for Spatializer Audio Laboratories, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 992,500 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which may be issued pursuant to the Company's 1996 Incentive Plan (the "Plan").

         We have examined or considered:

         1.      A copy of the Certificate of Incorporation of the Company.

         2.      The Amended and Restated By-Laws of the Company.

         3. Confirmation of the Secretary of the State of Delaware as to the good standing of the Company in that state.

         4. A Certificate of the Secretary of the Company relating to resolutions duly adopted by the Board of Directors of the Company regarding the Plan.

         5. A Certificate of the Secretary of the Company relating to the approval of the Plan by the stockholders of the Company.

         6.      A copy of the Plan.





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Spatializer Audio Laboratories, Inc.
May 5, 1997
Page 2



         In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

                 (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock to be sold by the Company have been duly taken, and the Common Stock, upon issuance pursuant to the terms of the Plan, will be duly authorized, legally and validly issued, fully paid and nonassessable.

         We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                        Very truly yours,



                                    /s/ Brand Farrar Dziubla Freilich
                                        & Kolstad, LLP